RESTATED CERTIFICATE OF INCORPORATION

                                   OF

                    CHESAPEAKE UTILITIES CORPORATION


          Chesapeake Utilities Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the Corporation is CHESAPEAKE
   UTILITIES CORPORATION. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was November 12, 1947.

          2. This restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this Corporation.

          3. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore and herewith is hereby restated to read as herein set forth in full:

          FIRST:    The name of the Corporation is CHESAPEAKE
   UTILITIES CORPORATION.

          SECOND:   The address of its registered office in
   the State of Delaware is   1013 Centre Road, in the City of
   Wilmington, County of New Castle, 19805. The name of its registered agent at such address is Corporation Services Company.

          THIRD:    The nature of the business, or objects or
   purposes to be transacted, promoted or carried on are:

          To produce, transmit, distribute and sell natural and manufactured gas; to construct, maintain and operate works for the supply and distribution of electricity for electric lights, heat or power; to supply and distribute water; to transport and store oil; and to produce and distribute steam, heat and power; in each case to or for all persons and places, public and private, where it may be desired, and to carry on all activities and businesses that are usually or may be conveniently carried on by a company in such business or that are incidental to such business; and

          To supply in any manner light, heat, steam, energy or power to the public; to explore, impound, develop, acquire and transport natural resources incident to the above-stated businesses; and to supply, maintain and service equipment and systems incident to the above-stated businesses; and
          In general, to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, not be limited or restricted by reference to each other but shall be regarded as separate, independent businesses and purposes.

          FOURTH:   The total number of shares of all classes
   of stock which the Corporation shall have authority to issue is Fourteen Million (14,000,000) shares, divided into Twelve Million (12,000,000) shares of Common Stock of the par value of forty-eight and two-thirds cents ($.48 2/3) per share, amounting in the aggregate to Five Million Eight Hundred Forty Thousand Dollars ($5,840.000.00), and Two Million shares of Preferred Stock, in series, of the par value $0.01 per share, amounting in the aggregate to Twenty Thousand Dollars ($20,000).

          The express terms and provisions of the shares classified and designated as the Preferred Shares, par value
   $0.01, are as follows:

               (1) Authority to Issue in Series. The Board of Directors is authorized, subject to limitations prescribed by the General Corporation Law of the State of Delaware, to provide for the issuance of the Preferred Shares in series, and by filing a certificate pursuant to the General Corporation Law of the State of Delaware, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and relative, participating or other special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof;

               (2) Terms. The authority of the Board of Directors with respect to each series of Preferred Shares shall include, but not be limited to, determination of the following:

                    (a)  the number of shares constituting
   that series and the distinctive designation of that series and the stated value thereof, if any, if different from the par value thereof;

                    (b)  The dividends, if any, payable on the
   shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the preference, if any, or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of any class;

                    (c) Whether that series shall have voting rights or power, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                    (d)  Whether or not that series shall have
   conversion or exchange privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                    (e) Whether or not the shares of that
   series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date upon or date after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                    (f) Whether that series shall have a
   sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                    (g)  The rights of the shares of that
   series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of that series;

                    (h)  The limitations and restrictions, if
   any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

                    (i)  The conditions or restrictions, if
   any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                    (j)  Any other voting powers,
   designations, preferences, and relative, participating optional or other special rights, or qualifications, limitations or restrictions thereof, of the shares of such series;

   in each case, to the full extent now or hereafter permitted by the laws of the State of Delaware.

          FIFTH:    In furtherance, and not in limitation of
   the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend and rescind the Bylaws of this Corporation subject to the right of the stockholders to alter, amend or rescind the same.

          SIXTH:    Whenever a compromise or arrangement is
   proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          SEVENTH: Meetings of stockholders may be held without the State of Delaware, if the Bylaws so provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the Bylaws of the Corporation.

          EIGHTH:   The number of directors which shall
   constitute the whole Board of Directors of the Corporation shall be nine (9). The Board shall be divided into three classes, Class I, Class II and Class III. The number of directors in each class shall be the whole number contained in the quotient arrived at by dividing the number of directors by three and if a fraction is also contained in such quotient, and if such fraction is one-third (1/3) the extra director shall be a member of Class III and if the fraction is two-thirds (2/3) one of the directors shall be a member of Class III and the other shall be a member of Class II. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each director shall serve until such director's successor shall have been duly elected and qualified, unless such director shall resign, become disqualified, disabled or shall otherwise be removed.

          At each annual election, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed. If for any reason the number of directors in the various classes shall not conform with the formula set forth in the preceding paragraph, the Board of Directors may redesignate any director into a different class in order that the balance of directors in such classes shall conform thereto.

          The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose such officers with such titles and duties as shall be stated in the Bylaws of the Corporation, who shall hold office until their successors are chosen and qualify in their stead.

          Five (5) directors shall constitute a quorum for the transaction of business, and if at any meeting of the Board of Directors there shall be less than a quorum of five (5), a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number be required by law or by the Certificate of Incorporation.

          No director of the Corporation shall be removed from office as a director by vote or other action of stockholders or otherwise unless the director to be removed is physically or mentally disabled or incapacitated to such an extent that such director is unable to perform the duties of a director, or unless the director has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or unless the director to be removed has been adjudged to be liable for misconduct in the performance of such director's duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

          NINTH:    In the event that it is proposed that this
   Corporation enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the outstanding shares of the Common Stock of this Corporation, or that this Corporation sell substantially all of its assets or business, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of this Corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolution of the Board of Directors of this Corporation prior to the acquisition of the ownership or control of five percent (5%) of the outstanding shares of this Corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this Corporation and another corporation fifty percent (50%) or more of the stock of which is owned by this Corporation. For the purposes hereof an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

          TENTH:    No action required to be taken or which
   may be taken at any annual or special meeting of shareholders of the Corporation may be taken without a meeting and the power of stockholders to consent in writing to the taking of any action is specifically denied.

          ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

          TWELFTH:  The provisions set forth in Articles
   EIGHTH, NINTH, TENTH, and here in Article TWELFTH, may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of this Corporation. Except as expressly provided in the preceding sentence, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

          4. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          5. That the capital of said Corporation will not be reduced under or by reason of any amendment in this restated Certificate of Incorporation.

          IN WITNESS WHEREOF, said CHESAPEAKE UTILITIES CORPORATION has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by Ralph J. Adkins, its President, and attested by William C. Boyles, its Assistant Secretary, this 16th day of May, 1995.



                              Chesapeake Utilities Corporation


                              By /s/ Ralph J. Adkins
                                     ---------------
                                     President


   (Corporate Seal)



   Attest:


   By /s/ William C. Boyles
      ---------------------
      Assistant Secretary